UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

TESSCO Technologies Incorporated (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”) on July 28, 2021, exclusively online via a live audio webcast in a virtual meeting format. Of the 8,886,031 shares of common stock outstanding as of the record date for the Annual Meeting, 7,444,829 shares, or 83.78% of the total shares eligible to vote at the Annual Meeting, were represented remotely or by proxy. Three proposals were properly submitted to the shareholders for a vote at the Annual Meeting. These proposals are described as Proposal Nos. 1, 2 and 3 in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on June 17, 2021. No other proposals were properly presented for a vote at the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting, as well as, as applicable, the number of votes cast, both remotely and by proxy, “for” or “against,” or “withheld,” and the number of abstentions and broker non-votes, with respect to each matter.

Proposal No.1 – Election of Directors. Each of Timothy Bryan, Steven T. Campbell, Stephanie Dismore, Paul J. Gaffney, Vernon L. Irvin, Kathleen McLean and Sandip Mukerjee was elected to serve as a member of the Board of Directors of the Company for a term expiring at the annual meeting of shareholders to be held in 2022 and until his or her successor is duly elected and qualified. The vote on this proposal was as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
Timothy Bryan	5,965,254	752,853	726,723
Steven T. Campbell	6,444,712	273,395	726,723
Stephanie Dismore	5,945,909	772,198	726,723
Paul J. Gaffney	3,170,953	3,547,154	726,723
Vernon L. Irvin	6,442,516	275,591	726,723
Kathleen McLean	5,946,450	771,657	726,723
Sandip Mukerjee	3,622,882	3,095,225	726,723

Mr. Gaffney received less than a majority of votes “FOR” his election, and in accordance with the Company’s bylaws has submitted a letter of resignation for consideration by the Nominating and Governance Committee. In accordance with the bylaws, the continued service of Mr. Gaffney on the Board will be assessed, and the Board of Directors will determine whether to accept or reject such letter, or whatever other action should be taken. In the meantime, Mr. Gaffney continues to serve on the Board.

Proposal No.2 – Ratify Independent Registered Public Accountants. The Audit Committee of the Board of Directors selected the firm Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2022 and sought the shareholders’ ratification of E&Y’s appointment. The vote on this proposal was as follows:

FOR	7,409,944
AGAINST	32.197
ABSTAIN	2688

Proposal No.3 – An advisory vote on named executive officer compensation for the fiscal year ended March 28, 2021. The shareholders voted to approve, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers for the fiscal year ended March 28, 2021, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Tables and other tabular information and related materials. The vote on this proposal was as follows:

FOR	5,101,286
AGAINST	1,519,437
ABSTAIN	97,382
BROKER NON-VOTES	726,273

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Senior Vice President, Chief Financial Officer, and Corporate Secretary

Dated: August 3, 2021

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